UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2009

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On October 1, 2009, we entered into new employment agreements with James A. Watt, our President and Chief Executive Officer, and Frank T. Smith, Jr., our Senior Vice President and Chief Financial Officer (collectively, the “Employment Agreements”). We also entered into restricted stock agreements (collectively, the “Restricted Stock Agreements”), with each of the foregoing individuals, pursuant to which we have agreed to issue up to an aggregate of 2,250,000 shares of our common stock, subject to certain vesting requirements set forth therein. The Employment Agreements and the Restricted Stock Agreements were entered into after thoughtful consideration by our Compensation Committee in consultation with an outside independent compensation advisor engaged by us to assist with this process. The Board of Directors of the Company (the “Board”) believes that securing the continued employment of Mr. Watt and Mr. Smith is vital to the Company’s future success and, as previously reported in our Form 8-K filed with the Commission on July 9, 2009, was also a requirement of our senior lender. Below is a summary of the material terms of the Employment Agreements and the Restricted Stock Agreements. Such summary is qualified by the terms of the actual agreements, copies of which are filed as Exhibits 99.1 to 99.6 hereto and incorporated by reference herein.

The Employment Agreements provide for:

•	Mr. Watt to continue to serve as our President and Chief Executive Officer, at an annual base salary of $550,000, subject to adjustment by our Board in its sole discretion;

•	Frank T. Smith, Jr. to continue to serve as Senior Vice President and our Chief Financial Officer, at an annual base salary of $268,000, subject to adjustment by our Board in its sole discretion.

The initial term of employment under the Employment Agreements is three (3) years, unless earlier terminated by us or the executive officer by reason of disability, for cause, for “good reason,” change of control or otherwise.

In addition to their base salary, Mr. Watt and Mr. Smith are eligible for a targeted annual bonus equal to 100% and 60%, respectively, of such officer’s then applicable base salary, as determined by our Board, based upon the following performance criteria, as measured from January 1 through December 31 of each bonus year: (1) growth in proved reserves (“Proved Reserves”) as that term is used by the Society of Petroleum Engineers and the World Petroleum Council in their March 1997 Petroleum Reserves Definitions; (2) increase in annual production volumes; (3) finding and development costs; and (4) achievement of individual goals for such officers as established by the Board. The actual bonus may be less than or more than the target bonus based upon the assessment by the Board, in its sole and absolute discretion, of such officers’ performance against such criteria. Notwithstanding the foregoing, in no event shall the bonus awarded in any year exceed 200% of Mr. Watt’s then applicable base salary nor 120% of Mr. Smith’s then applicable base salary.

We have agreed to reimburse both officers for all reasonable out of pocket expenses incurred by them in furtherance of Company business. Consistent with our prior agreements with Mr. Watt, we have also agreed to reimburse him for all expenses he incurs in connection with his relocation from Dallas to Houston including, without limitation, any commission due upon the sale of his residence in Dallas. This obligation to reimburse Mr. Watt for his relocation expenses shall remain in effect for a period of five (5) years following the term of his Employment Agreement.

Upon termination of Mr. Watt without “cause”, upon his resignation for “good reason”, or upon his termination following a “change of control” (each as defined in his Employment Agreement) Mr. Watt will be entitled to receive from us a severance payment equal to two and ninety nine one-hundredths times (2.99X) his then current base salary plus his then targeted annual bonus. Upon termination of Mr. Smith without “cause” or upon his resignation for “good reason”, Mr. Smith will be entitled to receive from us a severance payment equal his then current base salary plus his then targeted annual bonus. Upon termination or Mr. Smith following a “change of control”, Mr. Smith will be entitled to receive from us a severance payment equal to two times (2X) his then current base salary plus his then targeted annual bonus. Each such officer shall also be entitled to any unpaid bonus from the preceding year of employment. As further set forth below, upon a termination without cause or upon a resignation for good reason, all time-vesting Restricted Shares held by Mr. Watt and Mr. Smith shall immediately vest. Upon a termination following a change of control, both time-vesting and Performance based Restricted Shares held by such officers will immediately vest.

To the extent that (i) any severance payment occurs in connection with a termination without cause, resignation for good reason or upon a change of control, (ii) vesting under the applicable Restricted Stock Agreements set forth below, or (iii) the payment of any other benefit within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) under any other agreement (collectively, “Payments”) would result in any taxes being imposed against Mr. Watt or Mr. Smith under Section 4999 of the Code (the “Excise Tax”), then we have agreed to pay such officer(s) a payment (the “Gross-Up Payment”) in an amount equal to such Excise Tax, plus an amount as shall be required to hold such officer(s) harmless from any tax liability relating to the payment of such Gross-Up Payment. We have also agreed to make a Gross-Up-Payment to Mr. Watt with respect to any taxes that may be imposed on him by virtue of us agreeing to reimburse him for his relocation expenses.

Each of the officers named above have agreed that, during the respective term of his employment and for a one-year period after his termination (other than termination by him for good reason or by us without cause), not to engage, directly or indirectly, as an owner, employee, consultant or otherwise, in any business engaged in the exploration, drilling or production of natural gas or oil within any one (1) mile radius from any property that we then have an ownership, leasehold or participation interest. Each officer is further prohibited during the above time period from soliciting or inducing, directly or indirectly, any of our then-current employees or customers, or any customers of ours during the one year preceding the termination of his employment.

Restricted Stock Agreements:

Pursuant to the Restricted Stock Agreements and in accordance with the Dune Energy, Inc. 2007 Incentive Stock Plan, we have granted restricted stock awards as follows:

•

837,500 shares of our common stock to Mr. Watt and 670,000 shares of common stock to Mr. Smith, which vest equally as to one-third of the shares over a three year period commencing on the first year anniversary thereof (the “Time-Vesting Shares”); and

•	412,500 shares of our common stock to Mr. Watt and 330,000 shares of our common stock to Mr. Smith, which vest in accordance with certain performance criteria (the “Performance Vesting Shares”).

Of the Performance Vesting Shares granted to Mr. Watt and Mr. Smith, two-thirds of that amount (275,000 in the case of Mr. Watt and 220,000 in the case of Mr. Smith) will only vest if at the end of the period beginning on the first day of the fiscal quarter in which the Effective Date occurs and ending on the last day of the fiscal quarter ending prior to the third anniversary of the Effective Date (the “Performance Period”), our Proved Reserves exceed 179bcfe. If such target is not achieved, none of these shares shall vest.

The remaining Performance Vesting Shares granted to Mr. Watt and Mr. Smith (137,500 in the case of Mr. Watt and 110,000 in the case of Mr. Smith) will only vest if at the end of the Performance Period, our Total Stock Return (as defined in the Restricted Stock Agreement) exceeds the 50th percentile of an identified group of our peers. If such target is not achieved, none of these shares shall vest.

Item 8.01	Other Events.

On October 1, 2009, our Board approved the grant of 2,745,000 Restricted Shares to certain employees and non-employee directors of the Company pursuant to the Dune Energy, Inc. 2007 Incentive Stock Plan (the “Plan”). Presently, there is not a sufficient number of shares reserved for issuance under the Plan to allow for the contemplated grant. Accordingly, in order to allow for the issuance of such Restricted Shares, the Plan must first be amended to increase the number of shares of common stock available for issuance under the Plan. To this end, our Board has approved amending the Plan to increase the number of shares of common stock available for issuance thereunder from 7 million shares to 16 million shares. As soon as practicable following the date hereof, we intend to file a proxy statement with the Commission seeking the vote of our stockholders to approve this amendment to the Plan.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document

99.1	Employment Agreement dated as of October 1, 2009 between the Company and James A. Watt

99.2	Employment Agreement dated as of October 1, 2009 between the Company and Frank T. Smith, Jr.

99.3	Restricted Stock Agreement (Performance Based) dated as of October 1, 2009 between the Company and James A. Watt

99.4	Restricted Stock Agreement (Performance Based) dated as of October 1, 2009 between the Company and Frank T. Smith, Jr.

99.5	Restricted Stock Agreement (Time Vesting Based) dated as of October 1, 2009 between the Company and James A. Watt

99.6	Restricted Stock Agreement (Time Vesting Based) dated as of October 1, 2009 between the Company and Frank T. Smith, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2009	DUNE ENERGY, INC.

	By:	/S/ JAMES A. WATT
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

99.1	Employment Agreement dated as of October 1, 2009 between the Company and James A. Watt

99.2	Employment Agreement dated as of October 1, 2009 between the Company and Frank T. Smith, Jr.

99.3	Restricted Stock Agreement (Performance Based) dated as of October 1, 2009 between the Company and James A. Watt

99.4	Restricted Stock Agreement (Performance Based) dated as of October 1, 2009 between the Company and Frank T. Smith, Jr.

99.5	Restricted Stock Agreement (Time Vesting Based) dated as of October 1, 2009 between the Company and James A. Watt

99.6	Restricted Stock Agreement (Time Vesting Based) dated as of October 1, 2009 between the Company and Frank T. Smith, Jr.